Exhibit 99.1

For Immediate Release

Nocera Secures up to $300 Million Private Placement to Support Digital Asset Strategy and Strategic Acquisitions

TAIPEI, TAIWAN / ACCESSWIRE / November 3, 2025 / Nocera, Inc. (NASDAQ: NCRA) (“Nocera” or the “Company”), a company focused on strategic acquisitions and aquaculture operations, announced today that it has entered into a securities purchase agreement with a U.S.-based institutional investor for the private placement of up to $300 million in senior secured convertible notes (the “Facility”).

Under the terms of the Facility, net proceeds from each closing will be allocated to U.S.-dollar-pegged digital assets, such as stablecoins, held with a U.S.-based institutional custodian. These assets are intended to support the Company’s digital asset treasury strategy and may be subsequently deployed toward high-impact corporate initiatives, including strategic acquisitions and growth opportunities deemed to enhance shareholder value.

Key Highlights

•	Net proceeds expected to be initially allocated to U.S. dollar-pegged digital assets

•	Diversifies balance sheet with digital assets to be securely held domestically at a U.S.-based institutional custodian

•	Supports digital asset treasury initiatives and potential strategic acquisitions

Andy Jin, Chief Executive Officer of Nocera, said, “We are entering a new era in corporate funding, where traditional finance meets the transformative potential of decentralized finance (DeFi). Our stable digital asset strategy is designed to fortify our balance sheet with a differentiated digital asset reserve, and drive long-term shareholder value through subsequent digital asset initiatives or strategic acquisitions. We believe stable digital assets leverage decentralized, borderless, blockchain technologies, while significantly limiting market risk.”

“By cultivating a powerful capital base and diversified balance sheet, we are poised to act decisively on high-impact acquisition opportunities, targeting synergistic companies that amplify our market presence, unlock new revenue streams, or accelerate our competitive edge in a rapidly evolving economy.”

Under the terms of the Facility, Nocera expects to allocate all net proceeds from the initial closing towards the acquisition of stable digital assets and a majority of the net proceeds from any additional closings towards the acquisition of stable digital assets, with a portion earmarked for working capital from each additional closing.

Curvature Securities LLC acted as sole placement agent and A.G.P./Alliance Global Partners acted as advisor to the Company.

The foregoing description is a summary only and does not purport to be complete. For further information, please refer to Nocera’s Current Report on Form 8-K, which will be available on the Securities and Exchange Commission’s website at www.sec.gov.

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About Nocera, Inc.

Nocera (NASDAQ: NCRA) is a dynamic, industry-agnostic, acquisition-focused company dedicated to identifying and acquiring businesses that demonstrate strong core values and exceptional business acumen. With a strategic focus on fostering growth and creating long-term value, Nocera seeks to partner with companies that align with its overall vision for success. To learn more about Nocera and its approach, please visit the company’s official website at www.nocera.company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties. These risks and uncertainties include, but are not limited to, general economic and business conditions, the Company’s ability to execute its growth strategy, maintain compliance with Nasdaq listing standards, and respond to market conditions, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the Company’s control. Readers are encouraged to read the risk factors included in our annual reports and quarterly reports we file with the Securities and Exchange Commission. Actual events or results may differ materially from those described in this press release due to any of these factors. Nocera is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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